Exhibit 99.1

For Immediate Release

SL Industries Announces 2012 Third Quarter Results

MT. LAUREL, NEW JERSEY, November 06, 2012 -- SL INDUSTRIES, INC. (NYSE AMEX: SLI); (“SLI” or the “Company”) operating results for the third quarter and nine months ended September 30, 2012 are summarized in the following paragraphs. Please read the Company’s Form 10-Q, which can be found at www.slindustries.com, for a full discussion of the operating results.

Net sales from continuing operations for the quarter ended September 30, 2012, were $50.9 million, down 2% compared with net sales from continuing operations for the quarter ended September 30, 2011 of $52.1 million.

Income from continuing operations for the quarter ended September 30, 2012 was $2.9 million, or $0.69 per diluted share, compared to income from continuing operations of $2.5 million, or $0.55 per diluted share, for the quarter ended September 30, 2011. Included in income from continuing operations during the third quarter of 2012 was $0.9 million of restructuring costs, which was partially offset by a $0.3 million non-cash unrealized gain on foreign exchange contracts. Net income for the quarter ended September 30, 2012 was $2.4 million, or $0.58 per diluted share, compared to net income of $2.3 million, or $0.50 per diluted share, for the quarter ended September 30, 2011. Net income for the quarter ended September 30, 2012 included a net loss from discontinued operations of $0.5 million, or $0.11 per diluted share, compared to a net loss from discontinued operations of $0.3 million, or $0.05 per diluted share, for the third quarter 2011. The net losses from discontinued operations for the third quarter of 2012 and 2011 primarily related to after tax charges for environmental remediation and legal expenses related to environmental remediation.

The Company generated Adjusted EBITDA of $5.3 million for the third quarter of 2012, as compared to $4.5 million for the same period in 2011, an increase of $0.8 million, or 18%. See “Note Regarding Use of Non-GP Financial Measurements” below for the definition of Adjusted EBITDA.

For the nine months ended September 30, 2012, net sales from continuing operations were $149.1 million, down 7% compared with net sales from continuing operations for the nine months ended September 30, 2011 of $161.0 million.

For the first nine months of 2012, net income from continuing operations was $5.7 million, or $1.30 per diluted share, compared to net income from continuing operations of $9.8 million, or $2.14 per diluted share, for the nine months ended September 30, 2011.

Net income for the first nine months ended September 30, 2012 was $4.8 million, or $1.10 per diluted share, compared to net income of $9.9 million, or $2.17 per diluted share, for the first nine months ended September 30, 2011. Net income for the first nine months ended September 30, 2012 included a net loss from discontinued operations of $0.9 million, or $0.20 per diluted share, compared to net income from discontinued operations of $0.1 million, or $0.03 per diluted share, for the first nine months ended September 30, 2011. The net loss from discontinued operations for the first nine months of 2012 primarily related to after tax charges for environmental remediation and legal expenses. Net income from discontinued operations for the first nine months ended September 30, 2011 was generated by a $0.8 million non-cash gain from a tax settlement associated with the company’s German subsidiary, which was sold in January 2003, partially off-set by losses related to environmental remediation, net of tax.

The Company generated Adjusted EBITDA of $13.3 million for the nine months ended 2012, as compared to $16.8 million for the same period in 2011, a decrease of $3.5 million, or 21%. See “Note Regarding Use of Non-GP Financial Measurements” below for the definition of Adjusted EBITDA.

Financial Summary

SUMMARY CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2012	2011
	(In thousands)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,783	$5,632
Receivables, net	32,332	31,141
Inventories, net	23,148	22,599
Other current assets	7,906	6,740
Total current assets	65,169	66,112
Property, plant and equipment, net	9,707	9,416
Intangible assets, net	25,562	25,967
Other assets and deferred charges, net	9,804	9,731
Total assets	$110,242	$111,226

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities	$32,391	$31,708
Long-term liabilities	22,094	22,661
Shareholders' equity	55,757	56,857
Total liabilities and shareholders' equity	$110,242	$111,226

CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In thousands, except per share amounts)

Net sales	$50,886	$52,092	$149,125	$160,952
Cost and expenses:
Cost of products sold	34,572	36,011	101,099	108,720
Engineering and product development	3,182	3,447	9,157	9,933
Selling, general and administrative	8,081	8,440	27,729	25,908
Depreciation and amortization	666	656	2,038	2,200
Restructuring charges	852	0	852	0
Total cost and expenses	47,353	48,554	140,875	146,761
Income from operations	3,533	3,538	8,250	14,191

Other income (expense):
Amortization of deferred financing costs	(46)	(32)	(118)	(185)
Interest income	1	0	4	1
Interest expense	(8)	(33)	(39)	(171)
Other gain (loss), net	312	0	142	0
Fire related gain	0	0	0	277
Income from continuing operations before income taxes	3,792	3,473	8,239	14,113
Income tax provision	927	936	2,520	4,358
Income from continuing operations	2,865	2,537	5,719	9,755
(Loss) income from discontinued operations, net of tax	(464)	(261)	(902)	142
Net income	$2,401	$2,276	$4,817	$9,897

Basic net income (loss) per common share
Income from continuing operations	$0.69	$0.56	$1.31	$2.16
(Loss) income from discontinued operations, net of tax	(0.11)	(0.06)	(0.21)	0.03
Net income	$0.58	$0.50	$1.10	$2.19

Diluted net income (loss) per common share
Income from continuing operations	$0.69	$0.55	$1.30	$2.14
(Loss) income from discontinued operations, net of tax	(0.11)	(0.05)	(0.20)	0.03
Net income	$0.58	$0.50	$1.10	$2.17

Shares used in computing basic net income (loss) per common share	4,121	4,556	4,375	4,524
Shares used in computing diluted net income (loss) per common share	4,133	4,591	4,390	4,570

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In thousands)

Net income	$2,401	$2,276	$4,817	$9,897
Other comprehensive income, net of tax:
Foreign currency translation	28	(154)	(66)	(52)
Comprehensive income	$2,429	$2,122	$4,751	$9,845

Division Results
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In thousands)
Net sales
SLPE	$21,194	$24,314	$58,361	$68,620
High Power Group	15,620	14,057	47,091	48,943
SL-MTI	9,490	8,498	28,166	26,916
RFL	4,582	5,223	15,507	16,473
Net sales	50,886	52,092	149,125	160,952

Income from operations
SLPE	1,144	1,954	1,412	6,324
High Power Group	1,499	1,086	4,449	5,584
SL-MTI	1,875	1,361	5,019	4,612
RFL	153	639	1,789	1,972
Unallocated Corporate Expenses	(1,138)	(1,502)	(4,419)	(4,301)
Income from operations	3,533	3,538	8,250	14,191

Other income (expense):
Amortization of deferred financing costs	(46)	(32)	(118)	(185)
Interest income	1	-	4	1
Interest expense	(8)	(33)	(39)	(171)
Other gain (loss), net	312	-	142	-
Fire related gain	-	-	-	277
Income from continuing operations before income taxes	$3,792	$3,473	$8,239	$14,113

Supplemental Non-GAAP Disclosures
EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
	(In thousands)

Income from continuing operations	$2,865	$2,537	$5,719	$9,755

Add (deduct):
Interest income	(1)	-	(4)	(1)
Interest expense	8	33	39	171
Income tax provision	927	936	2,520	4,358
Depreciation and amortization	666	656	2,038	2,200
Amortization of deferred financing costs	46	32	118	185
EBITDA	4,511	4,194	10,430	16,668

Non-cash stock-based compensation expense	165	256	909	429
Restructuring charges	852	-	852	-
China investigation costs	34	-	836	-
Direct acquisition costs	10	-	432	-
Unrealized (gain) loss on foreign exchange contracts	(312)	-	(142)	-
Fire related gain	-	-	-	(277)
Adjusted EBITDA	$5,260	$4,450	$13,317	$16,820

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measures as defined by the Securities and Exchange Commission (“SEC”), including “EBITDA” and “Adjusted EBITDA”. The Company is presenting EBITDA and Adjusted EBITDA because it believes that it provides useful information to investors about SLI, its business and its financial condition. The Company defines EBITDA as net income from continuing operations before the effects of interest income, interest expense, income taxes, depreciation and amortization, and the amortization of deferred financing costs. The Company defines Adjusted EBITDA as EBITDA before the effects of certain items, including China investigation costs, non-cash stock-based compensation expense, direct acquisition costs, unrealized loss on foreign exchange contracts, and fire related gains. The Company believes EBITDA and Adjusted EBITDA are useful to investors because they are key measures used by the Company’s Board of Directors and management to evaluate its business, including internal management reporting, budgeting and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles in the United States of America (“GAAP”), and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, EBITDA and Adjusted EBITDA should not be considered a substitute for net income (loss) or cash flows from operating, investing, or financing activities. Because EBITDA and Adjusted EBITDA are calculated before recurring cash items, including interest income, interest expense, and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of EBITDA and Adjusted EBITDA as an analytical tool, including the following:

•	EBITDA and Adjusted EBITDA do not reflect the Company’s interest income and interest expense;

•	EBITDA and Adjusted EBITDA do not reflect the Company’s income tax expense or the cash requirements to pay its income taxes;

•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacement; and

•	EBITDA and Adjusted EBITDA do not include discontinued operations.

The Company compensates for these limitations by relying primarily on its GAAP financial measures and by using EBITDA and Adjusted EBITDA only as supplemental information. The Company believes that consideration of EBITDA and Adjusted EBITDA, together with a careful review of its GAAP financial measures, is the most informed method of analyzing SLI.

The Company reconciles EBITDA and Adjusted EBITDA to net income from continuing operations, and that reconciliation is set forth below. Because EBITDA and Adjusted EBITDA are not a measurement determined in accordance with GAAP and is susceptible to varying calculations, EBITDA and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

About SL Industries, Inc.

SL Industries, Inc., designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic and specialized communication equipment that is used in a variety of medical, commercial and military aerospace, solar, computer, datacom, industrial, telecom, transportation, utility, rail and highway equipment applications. For more information about SL Industries, Inc. and its products, please visit the Company’s web site at www.slindustries.com.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, constraints on supplies of critical components, excess or shortage of production capacity, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Contact

SL Industries, Inc.
Louis J. Belardi
Chief Financial Officer
E-mail: louis.belardi@slindustries.com
Phone: 856.727.1500 x5525